As filed with the Securities and Exchange Commission on April 20, 2023

Registration No. 333-271142

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TASEKO MINES LIMITED

(Exact name of the Registrant as specified in its charter)

British Columbia

(Province or other jurisdiction of incorporation or organization)

1040	Not Applicable
(Primary Standard Industrial	(I.R.S. Employer
Classification Code Number)	Identification Number)

12th Floor, 1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1
778-373-4533

(Address and telephone number of Registrants' principal executive offices)

Florence Copper LLC
1575 West Hunt Highway
Florence, Arizona
United States 85132

(520) 374-3984

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Bryce Hamming, Chief Financial Officer Taseko Mines Limited 12th Floor, 1040 West Georgia Street Vancouver, British Columbia Canada V6E 4H1	Michael H. Taylor McMillan LLP 1500 - 1055 West Georgia Street Vancouver, British Columbia Canada V6E 4N7

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act of 1933, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act of 1933, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This prospectus is a base shelf prospectus.  This short form base shelf prospectus has been filed under legislation in all the provinces and territories of Canada that permit certain information about these securities to be determined after the short form base shelf prospectus has become final and that permit the omission of that information from this prospectus.  The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available or has been obtained.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any U.S. state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such U.S. state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar authorities in Canada.  Copies of the documents incorporated herein by reference may be obtained on request without charge from Taseko Mines Limited, 12th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1 (Telephone 778-373-4533) (Attn: the Corporate Secretary), and are also available electronically at www.sedar.com.

SUBJECT TO COMPLETION, DATED APRIL 20, 2023

AMENDED AND RESTATED PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS DATED APRIL 20,
2023 AMENDING AND RESTATING THE PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS DATED
APRIL 4, 2023 IN ALL THE PROVINCES OF CANADA
-AND-
PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS DATED APRIL 20, 2023
IN ALL THE TERRITORIES OF CANADA

New Issue	April 20, 2023

US$600,000,000

Common Shares
Warrants
Subscription Receipts
Debt Securities

Units

This amended and restated short form base shelf prospectus (the "Prospectus") relates to the offering for sale of common shares (the "Common Shares"), warrants (the "Warrants"), subscription receipts (the "Subscription Receipts"), debt securities (the "Debt Securities"), or any combination of such securities (the "Units") (all of the foregoing, collectively, the "Securities") by Taseko Mines Limited (the "Company" or "Taseko") from time to time, during the 25-month period that the Prospectus, including any amendments hereto, remains effective, in one or more series or issuances, with a total offering price of the Securities in the aggregate, of up to US$600,000,000. The Securities may be offered in amounts at prices to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (a "Prospectus Supplement").  In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company.  The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Company's outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the "TSX") under the trading symbol "TKO", on the NYSE American (the "NYSE American") under the trading symbol "TGB", and on the London Stock Exchange (the "LSE") under the trading symbol "TKO".  The closing price of the Company's Common Shares on the TSX, NYSE American, and the LSE on April 19, 2023, being the trading session on the last trading day before the date of the Prospectus, was $2.36 per Common Share, US$1.75 per Common Share and GB£1.40 per Common Share, respectively.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada (the "MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements.  Prospective investors should be aware that such requirements are different from those of the United States.  Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and may not be comparable to financial statements of United States companies.  Our financial statements are subject to audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and our auditor is subject to both Canadian auditor independence standards and the auditor independence standards of the PCAOB and the United States Securities and Exchange Commission ("SEC").

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company and said persons are located outside the United States.

Investing in Securities of the Company involves a high degree of risk.  You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities.  See "RISK FACTORS".

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.  Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the number of Warrants offered, the offering price, the designation, number and terms of the Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the procedures for the exchange of the Subscription Receipts for Common Shares or Warrants, as the case may be, and any other specific terms; (iv) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption, any exchange or conversion terms, whether the debt is senior, senior subordinated or subordinated, whether the debt is secured or unsecured and any other terms specific to the Debt Securities being offered; and (v) in the case of Units, the designation, number and terms of the Common Shares, Warrants, Subscription Receipts or Debt Securities comprising the Units.  Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

In addition, the Debt Securities that may be offered may be guaranteed by certain direct and indirect subsidiaries of Taseko with respect to the payment of the principal, premium, if any, and interest on the Debt Securities.  The Company expects that any guarantee provided in respect of senior Debt Securities would constitute a senior and unsecured obligation of the applicable guarantor.  For a more detailed description of the Debt Securities that may be offered, see "Description of Securities - Debt Securities - Guarantees", below.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplement(s) that will be delivered to purchasers together with the Prospectus.  Each Prospectus Supplement will be incorporated by reference into the Prospectus for the purposes of applicable securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers, directly to one or more other purchasers, or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities will set forth the names of any underwriters, dealers or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the method of distribution of the Securities, including, to the extent applicable, the proceeds to us and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.  If offered on a varying price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to such prevailing market prices, with or without discounts, or at negotiated prices, which prices may vary as between purchasers and during the period of distribution of the Securities. In connection with any offering of the Securities, other than an "at-the-market distribution", unless otherwise specified in a Prospectus Supplement, the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transaction, if commenced, may be interrupted or discontinued at any time.  See "Plan of Distribution".

We may effect sales of the Common Shares from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions, including sales made directly on the TSX or NYSE American or other existing trading markets for the Common Shares, and as set forth in a Prospectus Supplement for such purpose. No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Common Shares. See "Plan of Distribution".

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

Peter Mitchell and Rita Maguire, directors of the Company, reside outside of Canada. Peter Mitchell and Rita Maguire have each appointed McMillan LLP, located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7, as their agent for service of process in British Columbia.  Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have appointed an agent for service of process.

Unless otherwise disclosed in any applicable Prospectus Supplement, the Debt Securities, the Warrants, the Subscription Receipts and the Units will not be listed on any securities exchange.  Unless the Securities are disclosed to be listed, there will be no market through which these Securities may be sold and purchasers may not be able to resell these Securities purchased under this Prospectus.  This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

You should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement.  The Company has not authorized anyone to provide you with different information.  The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “we”, “our”, “us”, “Taseko” or the “Company” refer to Taseko Mines Limited and each of its subsidiaries.

The head office of the Company is located at 12th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1.  The registered office of the Company is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

v

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference into this Prospectus documents that we have filed with securities commissions or similar authorities in Canada, which have also been filed with, or furnished to, the SEC.  You may obtain copies of the documents incorporated herein by reference without charge from Taseko Mines Limited, 12th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1 (Telephone 778-373-4533) Attn: the Corporate Secretary.  These documents are also available electronically from the website of Canadian Securities Administrators at www.sedar.com ("SEDAR") and from the EDGAR filing website of the United States Securities Exchange Commission at www.sec.gov ("EDGAR").  The Company's filings through SEDAR and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

The following documents filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer are specifically incorporated by reference into and, except where herein otherwise provided, form an integral part of, this Prospectus:

  our annual information form for the year ended December 31, 2022, dated as at March 31, 2023 and filed on March 31, 2023 (the "2022 AIF");

  our audited consolidated financial statements for the years ended December 31, 2022 and 2021 together with the report of the independent auditor thereon, filed February 23, 2023;

  our management's discussion and analysis for the year ended December 31, 2022, filed February 23, 2023 (the "2022 Annual MD&A");

  our management information circular dated April 28, 2022 distributed in connection with the annual meeting of shareholders held on June 9, 2022; and

  our material change report dated March 3, 2023 disclosing our agreement with Sojitz Corporation for the purchase of a 50% interest in Cariboo Copper Corporation.

In addition, we also incorporate by reference into this Prospectus any document of the types referred to in the preceding paragraph including all annual information forms, all information circulars, all annual and interim financial statements and management's discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, all updated earnings coverage ratio information or of any other type) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44- 101 - Short Form Prospectus Distributions that are filed by us with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement.  As discussed below, this Prospectus may expressly update or revise any document incorporated by reference and such document should be deemed so amended or updated hereby.

Furthermore, the Company may determine to incorporate into any Prospectus Supplement to this Prospectus, including any Prospectus Supplement that it files in respect of an "at-the-market" offering, any news release that the Company disseminates in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian securities laws).  In this event, the Company will identify such news release as a "designated news release" for the purposes of the Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR (any such news release, a "Designated News Release"), and any such Designated News Release shall be deemed to be incorporated by reference into the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates. These documents will be available through the internet on SEDAR.

To the extent that any document or information incorporated by reference into the Prospectus is included in any report on Form 6-K, Form 40-F, or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of the Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which the Prospectus forms a part.  In addition, we may incorporate by reference into the Prospectus, or the registration statement of which it forms a part, other information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein, in any Prospectus Supplement or in any other subsequently filed document that is also incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of our financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all condensed consolidated interim financial statements and the accompanying management's discussion and analysis of financial condition and results of operations filed prior to such new condensed consolidated interim financial statements and management's discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by us with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements is available or has been obtained. A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.  Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company's Securities.

Any template version of any "marketing materials" (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

FORWARD LOOKING STATEMENTS

The Prospectus, including the documents incorporated by reference, contain forward-looking statements and forward-looking information (collectively referred to as "forward-looking statements") which may not be based on historical fact, including without limitation statements regarding our expectations in respect of future financial position, business strategy, future production, reserve potential, exploration drilling, exploitation activities, events or developments that we expect to take place in the future, projected costs and plans and objectives.  Often, but not always, forward-looking statements can be identified by the use of the words "believes", "may", "plan", "will", "estimate", "scheduled", "continue", "anticipates", "intends", "expects", and similar expressions.

Such statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and known or unknown risks and contingencies.  Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, among others:

• uncertainties about the future market price of copper and the other metals that we produce or may seek to produce;

• changes in general economic conditions, the financial markets, inflation and interest rates and in the demand and market price for our input costs, such as diesel fuel, reagents, steel, concrete, electricity and other forms of energy, mining equipment, and fluctuations in exchange rates, particularly with respect to the value of the U.S. dollar and Canadian dollar, and the continued availability of capital and financing;

• the impact of rising interest rates by central banks on our current and future borrowing costs, including the impact that inflation could have on the estimated costs related to the construction of the Company's Florence Copper project (the "Florence Copper Project" or "Florence Copper");

• uncertainties resulting from the war in Ukraine, and the accompanying international response including economic sanctions levied against Russia and other countries, which has disrupted the global economy, created increased volatility in commodity markets (including oil and gas prices), and disrupted international trade and financial markets, all of which have an ongoing and uncertain effect on global economics, supply chains, availability of materials and equipment and execution timelines for project development;

• uncertainties about the continuing impact of the novel coronavirus ("COVID-19") and the response of local, provincial, state, federal and international governments to the ongoing threat of COVID-19, on our operations (including our suppliers, customers, supply chains, employees and contractors) and economic conditions generally including stimulation measures implemented, rising inflation levels and in particular with respect to the demand for copper and other metals we produce;

• inherent risks associated with mining operations, including our current mining operations at Gibraltar, and their potential impact on our ability to achieve our production estimates;

• uncertainties as to our ability to control our operating costs, including inflationary cost pressures at Gibraltar without impacting our planned copper production;

• the risk of inadequate insurance or inability to obtain insurance to cover material mining or operational risks;

• uncertainties related to the feasibility study for the Florence Copper Project and our other development projects which provide estimates of future production, expected or anticipated capital and operating costs, expenditures and economic returns from these mining projects;

• uncertainties related to the accuracy of our estimates of Mineral Reserves (as defined below), Mineral Resources (as defined below), production rates and timing of production, future production and future cash and total costs of production and milling;

• the risk that grades and recoveries at Gibraltar may not remain consistent with our mineral reserve expectations and current mine plans;

• the risk that we may not be able to expand or replace reserves as our existing mineral reserves are mined;

• the availability of, and uncertainties relating to the development of, additional financing necessary for the advancement of our development projects, including with respect to our ability to obtain any remaining construction financing potentially needed to move forward with commercial operations at Florence Copper;

• our ability to comply with the extensive governmental regulation to which our business is subject;

• uncertainties related to our ability to obtain necessary title, licenses and permits for our development projects and project delays due to third party opposition, particularly in respect to Florence Copper that requires one key regulatory permit from the U.S. Environmental Protection Agency ("EPA") in order to advance to a construction decision and commercial operations;

• uncertainties related to the Florence Copper Project execution plan, including inflation risk and the potential impact of supply chain disruptions on our construction schedule, which could impact the transition into construction operations after the final permit is received from the EPA;

• uncertainties relating to the satisfaction of the conditions for the advance of the US$50 million deposit under our copper stream agreement with Mitsui for the construction of the Florence Copper commercial facility and our US$25 million equipment commitment from Bank of America;

• uncertainties relating to our ability to secure premium pricing for copper produced at the Florence Copper facility based on its low-carbon characteristics;

• the risk that until construction of the commercial facility at Florence Copper is complete and ramped up, there could be increases in actual costs incurred that will negatively impact our estimates for current projected economics for commercial operations at Florence Copper;

• uncertainties related to First Nations claims and consultation issues;

• our reliance on rail transportation and port terminals for shipping our copper concentrate production from Gibraltar;

• uncertainties related to unexpected judicial or regulatory proceedings;

• changes in, and the effects of, the laws, regulations and government policies affecting our exploration and development activities and mining operations and mine closure and bonding requirements;

• our current dependence solely on our 87.5% interest in Gibraltar (as defined below) for revenues and operating cashflows;

• our ability to collect payments from customers, extend existing concentrate off-take agreements or enter into new agreements;

• environmental issues and liabilities associated with mining including processing and stock piling ore;

• labour strikes, work stoppages, or other interruptions to, or difficulties in, the employment of labour in markets in which we operate our mine, industrial accidents, equipment failure, weather related breakdowns or other events or occurrences, including third party interference that interrupt the production of minerals in our mine;

• environmental hazards and risks associated with climate change, including the potential for damage to infrastructure and stoppages of operations due to forest fires, flooding, extreme cold, drought, or other natural events in the vicinity of our operations;

• litigation risks and the inherent uncertainty of litigation, including litigation to which Florence Copper could be subject to;

• our actual costs of reclamation and mine closure may exceed our current estimates of these liabilities;

• our ability to meet the financial reclamation security requirements for the Gibraltar mine, Florence Copper and other development projects;

• the capital intensive nature of our business both to sustain current mining operations and to develop any new projects, including Florence Copper;

• our reliance upon key management and operating personnel;

• the competitive environment in which we operate;

• the effects of forward selling instruments to protect against fluctuations in copper prices, foreign exchange, interest rates or input costs such as diesel fuel; and

• the risk of changes in accounting policies and methods we use to report our financial condition, including uncertainties associated with critical accounting assumptions and estimates; and Management Discussion and Analysis ("MD&A"), quarterly reports and material change reports filed with and furnished to securities regulators, and those risks which are discussed in the 2022 AIF under the heading "Risk Factors".

Such information is included, among other places, in this Prospectus under the headings "The Company" and "Use of Proceeds", in our 2022 AIF under the headings "Taseko's Business" and "Risk Factors" and in our 2022 Annual MD&A, each of which documents are incorporated by reference into this Prospectus.

Should one or more of these risks and uncertainties materialize, or should underlying factors or assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements.  Material factors or assumptions involved in developing forward-looking statements include, without limitation, that:

• the price of copper and other metals will not decline significantly or for a protracted period of time;

• our mining operations will not experience any significant production disruptions that would materially affect our production forecasts or our revenues;

• our estimates regarding future capital and operating costs, including factoring in potential inflation impacts, at Gibraltar will be accurate;

• grades and recoveries at Gibraltar remain consistent with our mineral reserve expectations and current mine plans;

• the results from our operations of the Production Test Facility ("PTF") and updated technical report at Florence Copper will continue to support that commercial operations at Florence Copper are technically and economically feasible;

• we will be able to obtain any remaining construction financing necessary for us to advance Florence Copper to a positive construction decision and eventual commercial production;

• we will be able to obtain the required permits necessary for us to proceed with construction and commercial operations at Florence;

• we will be able to satisfy the conditions for the advance of the US$50 million deposit under our copper stream agreement with Mitsui for the construction of the Florence Copper facility;

• potential supply chain disruptions and associated logistical challenges will not significantly impact our planned capital projects, including our expected development of Florence;

• potential future litigation regarding Florence Copper will not materially impede or delay our ability to proceed with construction and commercial operations at Florence;

• there are no changes to any existing agreements or relationships with affected First Nations groups which would materially and adversely impact our operations;

• there are no adverse regulatory changes affecting any of our operations;

• exchange rates, inflationary pressure on prices of key consumables, costs of power, labour, material costs, supplies and services, and other cost assumptions at our projects are not significantly higher than prices assumed in planning;

• our mineral reserve and resource estimates and the assumptions on which they are based, are accurate;

• our estimates of reclamation liabilities, mine closure costs and bonding needs are accurate; and

• we will continue to generate positive cash flows from Gibraltar and be able to secure additional funding necessary for the development and continued advancement of Gibraltar and our development projects, including Florence Copper.

These factors should be considered carefully and readers are cautioned not to place undue reliance on the forward-looking statements.  Readers are cautioned that the foregoing list of risk factors is not exhaustive and it is recommended that prospective investors carefully read the more complete discussion of risks and uncertainties facing the Company included in the Prospectus.  See "Risk Factors" in the 2022 AIF for a more detailed discussion of these risks.

Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on the information available to us on the date such statements were made, no assurances can be given as to future results, approvals or achievements.  The forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are expressly qualified by this cautionary statement.  We disclaim any duty to update any of the forward-looking statements after the date of the Prospectus to conform such statements to actual results or to changes in our expectations except as otherwise required by applicable law.

GLOSSARY OF CERTAIN TECHNICAL TERMS

As a Canadian issuer, we are required to comply with reporting standards in Canada that require that we make disclosure regarding our mineral properties, including any estimates of mineral reserves and resources, in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101.

This Prospectus uses the certain technical terms presented below as they are defined in accordance with the CIM Definition Standards on Mineral Resources and Reserves (the "CIM Standards") adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM Council").  Unless otherwise indicated, all reserve and resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with the CIM Standards, as required by NI 43-101.  The following definitions are reproduced from the latest version of the CIM Standards, which were adopted by the CIM Council on May 10, 2014:

feasibility study	A comprehensive technical and economic study of the selected development option for a mineral project that includes appropriately detailed assessments of applicable modifying factors together with any other relevant operational factors and detailed financial analysis that are necessary to demonstrate, at the time of reporting, that extraction is reasonably justified (economically mineable). The results of the study may reasonably serve as the basis for a final decision by a proponent or financial institution to proceed with, or finance, the development of the project. The confidence level of the study will be higher than that of a pre-feasibility study.
indicated mineral resource	That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An indicated mineral resource has a lower level of confidence than that applying to a measured mineral resource and may only be converted to a probable mineral reserve.
inferred mineral resource	That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a mineral reserve. It is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration.

measured mineral resource	That part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of modifying factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A measured mineral resource has a higher level of confidence than that applying to either an indicated mineral resource or an inferred mineral resource. It may be converted to a proven mineral reserve or to a probable mineral reserve.
mineral reserve	The economically mineable part of a measured and/or indicated mineral resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or feasibility level as appropriate that include application of modifying factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a mineral reserve must be demonstrated by a pre-feasibility study or feasibility study.
mineral resource	A concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling.
modifying factors	Considerations used to convert mineral resources to mineral reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.
NI 43-101	Canadian National Instrument 43-101 - Standards of Disclosure for Mineral Projects, as adopted by the Canadian Securities Administrators.
pre-feasibility study	A comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the modifying factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting. A pre-feasibility is at a lower confidence level than a feasibility study.

probable mineral reserve	The economically mineable part of an Indicated, and in some circumstances, a measured mineral resource. The confidence in the modifying factors applying to a probable mineral reserve is lower than that applying to a proven mineral reserve.
proven mineral reserve	The economically mineable part of a measured mineral resource. A proven mineral reserve implies a high degree of confidence in the modifying factors.

In addition, we use the following defined terms in this Prospectus:

BCBCA	Business Corporations Act (British Columbia).
Exchange Act	The United States Securities Exchange Act of 1934, as amended.
SEC	The United States Securities and Exchange Commission.
U.S. Securities Act	The United States Securities Act of 1933, as amended.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
CANADIAN MINERAL PROPERTY DISCLOSURE STANDARDS

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus Supplement in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States.

The Company is subject to the reporting requirements of the applicable Canadian securities laws, and as a result reports the mineral reserves and mineral resources of the projects it has an interest in according to Canadian standards. Technical disclosure regarding our properties included herein and in the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws.

Unless otherwise indicated, all mineral reserve and mineral resource estimates included in this prospectus and the documents incorporated by reference herein have been prepared in accordance with NI 43-101 and the CIM Standards. NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards. The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements (the "SEC Modernization Rules") for issuers whose securities are registered with the SEC under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"). The SEC Modernization Rules replaced the historical disclosure requirements for mining registrants that were included in SEC Industry Guide 7. As a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the multijurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multijurisdictional disclosure system, then the Company will be subject to the SEC Modernization Rules which differ from the requirements of NI 43-101 and the CIM Standards.

As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of "measured mineral resources", "indicated mineral resources" and "inferred mineral resources." In addition, the SEC has amended its definitions of "proven mineral reserves" and "probable mineral reserves" to be "substantially similar" to the corresponding CIM Standards that are required under NI 43-101.  While the SEC now recognizes "measured mineral resources", "indicated mineral resources" and "inferred mineral resources", U.S. investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, U.S. investors are cautioned not to assume that any measured mineral resources, indicated mineral resources, or inferred mineral resources that the Company reports are or will be economically or legally mineable. Further, "inferred mineral resources" have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, U.S. investors are also cautioned not to assume that all or any part of the "inferred mineral resources" exist. Under Canadian securities laws, estimates of "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies, except in rare cases. While the above terms are "substantially similar" to CIM Standards, there are differences in the definitions under the SEC Modernization Rules and the CIM Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that the Company may report as "proven mineral reserves", "probable mineral reserves", "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under the SEC Modernization Rules.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES BETWEEN UNITED STATES AND CANADIAN FINANCIAL REPORTING PRACTICES

We prepare our financial statements in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board (the "IASB"), which differs from U.S. generally accepted accounting principles ("U.S. GAAP").  Accordingly, our financial statements incorporated by reference in the Prospectus, and in the documents incorporated by reference in this Prospectus, may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars.  References to "$" or "C$" are to Canadian dollars and references to "U.S. dollars" or "US$" are to United States dollars.

Except as otherwise noted in our 2022 AIF and the Company's financial statements and related management's discussion and analysis of financial condition and results of operations of the Company that are incorporated by reference into this Prospectus, the financial information contained in such documents is expressed in Canadian dollars.

The high, low, average and closing indicative rates for the United States dollar in terms of Canadian dollars for each of the financial periods of the Company ended December 31, 2022, December 31, 2021 and December 31, 2020, as quoted by the Bank of Canada, were as follows:

	Year ended December 31, 2022	Year ended December 31, 2021	Year ended December 31, 2020

(in Canadian Dollars)

High	1.3856	1.2942	1.4496

Low	1.2451	1.2040	1.2718

Average	1.3013	1.2535	1.3415

Closing	1.3544	1.2678	1.2732

On April 19, 2023 the exchange rate for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.3445.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 under the U.S. Securities Act relating to the offering of the Securities.  The Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC.  Statements included or incorporated by reference in the Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved.  Each such statement is qualified in its entirety by such reference.

We are subject to the informational reporting requirements of the Exchange Act as the Common Shares are registered under Section 12(b) of the Exchange Act.  Accordingly, we are required to publicly file reports and other information with the SEC.  Under the MJDS, the Company is permitted to prepare such reports and other information in accordance with Canadian disclosure requirements, which are different from United States disclosure requirements.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements in connection with meetings of its shareholders.  In addition, the officers, directors and principal shareholders of the Company are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.

We file annual reports on Form 40-F with the SEC under the MJDS, which annual reports include:

  the annual information form;

  management's annual discussion and analysis of financial condition and results of operations;

  consolidated audited financial statements, which are prepared in accordance with IFRS, as issued by the IASB; and

  other information specified by the Form 40-F.

As a foreign private issuer, we are required to furnish the following types of information to the SEC under cover of Form 6-K:

  material information that the Company otherwise makes publicly available in reports that the Company files with securities regulatory authorities in Canada;

  material information that the Company files with, and which is made public by, the TSX and the NYSE American; and

  material information that the Company distributes to its shareholders in Canada.

Investors may read and copy, for a fee, any document that the Company has filed with or furnished to the SEC at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference room.  Investors may read and download the documents the Company has filed with the SEC's Electronic Data Gathering and Retrieval system ("EDGAR") at www.sec.gov.  Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada at www.sedar.com.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

 The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part:

(i) the documents set out under the heading "Documents Incorporate by Reference";

(ii) the consents of the Company's auditor, legal counsel and technical report authors;

(iii) the powers of attorney from the directors and certain officers of the Company; and

(iv) the form of Indenture.

A copy of the form of any warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with or furnished to the SEC under the U.S. Exchange Act.

THE COMPANY

Taseko is a copper-focused mining company that seeks to create long-term shareholder value by acquiring, developing, and operating large tonnage mineral deposits in North America which are capable of supporting a mine for decades. The Company’s principal operating asset is the 87.5% owned Gibraltar Mine, which is located in central British Columbia and is one of the largest copper mines in North America. Taseko also owns Florence Copper, which is projected to be a low-cost copper producer, expected to manufacture high quality copper cathode in the United States, with potential to secure premium pricing based on its low-carbon characteristics. Taseko also owns the Yellowhead copper, New Prosperity gold-copper, and Aley niobium projects.

The Company was incorporated on April 15, 1966 under the laws of the Province of British Columbia and is governed by the BCBCA.  Our registered office is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, and our operational head office is located at 12th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1. We operate our business through our subsidiaries, as described in our 2022 AIF.

Gibraltar

Our principal operating asset is our 87.5% interest in the Gibraltar Mine in British Columbia, Canada. Gibraltar is the second largest open pit copper mine in Canada, having produced 97 million pounds of copper and 1.1 million pounds of molybdenum (on a 100% basis) in 2022. Gibraltar has an expected mine life of at least 22 years based on Proven and Probable Sulphide Mineral Reserves of 676 million tons at a grade of 0.25% copper as of December 31, 2022.

Between 2006 and 2013, the Company expanded and modernized the Gibraltar Mine ore concentrator, added a second ore concentrator, increased the mining fleet and made other production improvements at the mine. Following this period of mine expansion and capital expenditure, Gibraltar has achieved a stable level of operations and the Company’s focus is on further improvements to operating practices to reduce unit costs and increase production.  The Company increased its effective ownership stake in Gibraltar from 75% to 87.5% in 2023.

Florence Copper

Taseko is proceeding with the development of Florence Copper in Arizona. Once completed and in operation, Florence Copper is projected to be a low-cost producer of low carbon copper in the United States.

The development of Florence Copper is occurring in two phases. For the first phase, Florence Copper completed construction of a PTF in 2018 with PTF wellfield operations commencing in the fourth quarter of 2018. Operation of the PTF wellfield performed to its design and the small- scale SX/EW plant produced 1.1 million pounds of copper cathode before the leaching test phase was completed in June 2020. The PTF operation is now finishing its final rinsing process which is expected to be completed later this year. The second phase of Florence Copper will be the construction and operation of the commercial in-situ copper recovery facility.

In December 2020, the Company received the Aquifer Protection Permit from the Arizona Department of Environmental Quality. The Company is awaiting the issuance of the commercial Underground Injection Control (“UIC”) permit from the EPA, which is the final permitting step required prior to construction commencing on the commercial production facility.  The EPA is currently addressing comments that were received during the public comment period held in the fall of 2022.  Public comments submitted to the EPA have demonstrated strong support for the Florence Copper project among local residents, business organizations, community leaders and state-wide organizations.

Detailed engineering and design for the commercial production facility is substantially completed and procurement activities are well advanced. The Company has purchased the major long-lead processing equipment associated with the SX/EW plant and the equipment has now been delivered to the Florence site.

The Company’s latest technical report on Florence published on March 30, 2023 estimates remaining capital costs for the commercial facility of US$232 million. At a copper price of US$3.75 per pound, Florence Copper is expected to generate an after-tax internal rate of return of 47%, an after-tax net present value of US$930 million at an 8% discount rate, and an after-tax payback period of 2.6 years.

In December 2022, the Company signed agreements with Mitsui & Co. (U.S.A.) Inc. (“Mitsui”) to form a strategic partnership to develop Florence Copper.  Mitsui has committed to an initial investment of US$50 million which is conditional on receipt of the final UIC permit, with proceeds to be used for construction of the commercial production facility. The initial investment will be in the form of a copper stream agreement on 2.67% of the copper produced at Florence Copper. In addition, Mitsui has the option to invest an additional US$50 million (for a total investment of US$100 million) for a 10% equity interest in Florence Copper, which is exercisable by Mitsui within a three-year period following completion of construction of the commercial production facility.  As part of the arrangement, Taseko and Mitsui have entered into an offtake contract for 81% of the copper cathode produced at Florence Copper during the initial years of production. Refer to the 2022 AIF for additional details regarding the Mitsui copper stream arrangement.

In January 2023, the Company received an underwritten commitment for US$25 million from Banc of America Leasing and Capital, LLC. Proceeds from this financing will be available to fund costs associated with the SX/EW plant for the Florence Copper commercial production facility. Financing is subject to execution of definitive documentation, customary closing conditions, and receipt of the UIC permit.

Other Development Projects

We have a diverse pipeline of wholly-owned development projects at various stages of technical and economic feasibility studies, including the Yellowhead copper project, the Aley niobium project, and the New Prosperity gold and copper project.

Business Strategy

Our strategy has been to grow the Company by acquiring and developing a pipeline of complementary projects focused on copper in stable mining jurisdictions.  We continue to believe this will generate long-term returns for shareholders.  All of our producing and development projects are located in British Columbia and Arizona. Our project focus is currently on the development of Florence Copper.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions, debt repayments and capital expenditures.  Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable Prospectus Supplement.

EARNINGS COVERAGE RATIO

 Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and debt capital, on a consolidated basis, since December 31, 2022, being the date of the Company's most recently filed consolidated financial statements incorporated by reference in this Prospectus other the grants of stock options, performance share units ("PSUs") and deferred share units ("DSUs"), and issuances of additional common shares upon the exercise of outstanding stock options and the settlement of PSUs, as described further below under "Prior Sales".

PRIOR SALES

The following table sets out details of all Common Shares issued by the Company during the 12 months prior to the date of this Prospectus.

Date Common Shares	Price per Security/Exercise Price per Common Share	Number of Common Shares

April 2022(1)	$1.07	39,000

May 2022(1)	$0.46	50,000

October 2022(1)	$0.74	25,000

November 2022(1)	$1.12	73,000

December 2022(1)	$1.58	18,000

January 2023(1)	$0.83	255,500

January 2023(2)	$2.40	1,597,177

March 2023(1)	$1.09	71,000

Notes:
(1) Issued pursuant to exercise of options

(2)  Issued pursuant to settlement of PSUs

The following table sets out details of all securities convertible or exercisable into Common Shares that were issued or granted by the Company during the 12 months prior to the date of this Prospectus.

Date	Type of Security Issued	Exercise or Conversion Price Per Common Share	Number of Common Shares Issuable Upon Exercise or Conversion

January 16, 2023	Stock Options	$2.38	2,629,000

January 16, 2023	DSUs	$2.38 (1)	342,750

January 16, 2023	PSUs	$2.38 (1)	830,000

Note:
(1) Weighted average fair value calculated as at the grant date.

TRADING PRICE AND VOLUME

Our common shares are listed on the TSX, NYSE American, and LSE under the trading symbol "TKO" and "TGB", respectively. The following tables set forth information relating to the trading of the common shares on the TSX and NYSE American for the months indicated.

	TSX Price Range ($)
Month	High	Low	Total Volume
April 2022	3.00	2.39	7,031,213
May 2022	2.53	1.71	18,598,907
June 2022	2.19	1.37	7,073,386
July 2022	1.43	1.15	7,623,456
August 2022	1.62	1.26	8,324,298
September 2022	1.80	1.25	7,236,032
October 2022	1.75	1.40	5,575,070
November 2022	1.94	1.45	10,023,546
December 2022	2.16	1.66	6,422,858
January 2023	2.53	2.00	7,076,453
February 2023	2.45	2.08	7,915,630
March 2023	2.51	1.95	8,217,665
April 1 to 19, 2023	2.39	2.17	3,124,501

	NYSE American Price Range (in US$)(1)
Month	High	Low	Total Volume
April 2022	2.41	1.87	40,630,186
May 2022	2.00	1.30	56,099,333
June 2022	1.75	1.06	34,304,805
July 2022	1.11	0.89	24,976,648
August 2022	1.26	0.98	42,217,271
September 2022	1.34	0.91	37,657,965
October 2022	1.30	0.98	28,181,896
November 2022	1.45	1.07	34,025,505
December 2022	1.60	1.21	30,517,683
January 2023	1.90	1.46	25,779,805
February 2023	1.85	1.54	26,102,860
March 2023	1.84	1.40	31,901,930
April 1 to 19, 2023	1.79	1.61	13,291,821

Note:
(1) The price ranges noted in the NYSE American table are rounded to the nearest $0.01.

Month	LSE Price Range (in GB£)		Total Volume
	High	Low
April 2022	1.81	1.50	502,723
May 2022	1.50	1.15	74,446
June 2022	1.32	0.88	47,747
July 2022	0.93	0.83	182,685
August 2022	1.01	0.84	215,073
September 2022	1.11	0.90	58,184
October 2022	1.06	0.95	521,268
November 2022	1.15	0.98	51,516
December 2022	1.26	1.06	46,692
January 2023	1.53	1.18	109,586
February 2023	1.45	1.33	39,996
March 2023	1.45	1.13	135,858
April 1 to 19, 2023	1.40	1.28	62,920

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.  Underwriters may sell Securities to or through dealers.  We will file a Prospectus Supplement in connection with each offering of Securities.  Each Prospectus Supplement will set forth the terms of the offering, including the type of Security to be sold, the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" which may be made directly on the TSX, NYSE American or other existing trading markets for the Securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time. No underwriter of an at-the-market distribution, and no person or company acting jointly or in concert with such underwriter, may, in connection with an at-the-market  distribution, enter into any transaction that is intended to stabilize or maintain the market price of the security or securities of the same class as the securities distributed in an at-the-market distribution under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Unless otherwise specified in the applicable Prospectus Supplement, we do not intend to list any of the Securities other than the Common Shares on any securities exchange.  Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by us for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice.  No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

Each class or series of Warrants, Subscription Receipts, Debt Securities and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Warrants, Subscription Receipts, Debt Securities or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Subscription Receipts, Debt Securities or Units may be sold and purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Warrants, Subscription Receipts, Debt Securities or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Warrants, Subscription Receipts, Debt Securities or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Warrants, Subscription Receipts, Debt Securities or Units or as to the liquidity of the trading market, if any, for the Warrants, Subscription Receipts, Debt Securities or Units.

DESCRIPTION OF SECURITIES

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value, of which 288,416,596 shares were issued and outstanding as at April 19, 2023. The holders of Common Shares are entitled to receive notice of any meeting of the shareholders of the Company and to attend and vote thereat, except those meetings at which only the holders shares of another class or of a particular series are entitled to vote.  Each Common Share entitles its holder to one vote.  The holders of Common Shares are entitled to receive on a pro-rata basis such dividends as the board of directors may declare out of funds legally available therefor.  In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive on a pro-rata basis all of assets of the Company remaining after payment of all of liabilities.  The Common Shares carry no pre-emptive or conversion rights.

Warrants

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares. We may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities.  Warrants may be issued directly by us to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.  Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

This summary of some of the provisions of the Warrants is not complete.  The statements made in the Prospectus relating to any warrant agreement and Warrants to be issued under the Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.  Investors should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the Warrants.  A copy of any warrant indenture or warrant agency agreement relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada following its execution.

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement.  This description will include, where applicable:

• the designation and aggregate number of Warrants;

• the price at which the Warrants will be offered;

• the currency or currencies in which the Warrants will be offered;

• the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

• the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

• the designation and terms of any securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each security;

• the date or dates, if any, on or after which the Warrants and the related securities will be transferable separately;

• whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

• whether the Warrants are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Warrants and the Common Shares to be issued upon exercise of the Warrants;

• any other rights, privileges, restrictions and conditions attaching to the Warrants and the Common Shares to be issued upon exercise of the Warrants;

• material Canadian and United States federal income tax consequences of owning the Warrants; and

• any other material terms or conditions of the Warrants.

Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered by us pursuant to the Prospectus.  Subscription Receipts may be offered separately or together with other Securities, as the case may be.  The Subscription Receipts will be issued under a Subscription Receipt agreement.

In the event we issue Subscription Receipts, we will provide the original purchasers of Subscription Receipts a contractual right of rescission exercisable following the issuance of the underlying Securities to such purchasers.

The applicable Prospectus Supplement will include details of the Subscription Receipt agreement covering the Subscription Receipts being offered.  A copy of the Subscription Receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities after it has been entered into by us.  The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement.  This description will include, where applicable:

• the number of Subscription Receipts;

• the price at which the Subscription Receipts will be offered;

• the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;

• the procedures for the exchange of the Subscription Receipts into Common Shares, Warrants or Units;

• the number of number and type of Securities that may be exchanged upon exercise of each Subscription Receipt;

• conditions to the conversion or exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;

• the dates or periods during which the Subscription Receipts may be converted or exchanged;

• the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;

• provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

• if applicable, the identity of the Subscription Receipt agent;

• whether the Subscription Receipts will be listed on any securities exchange;

• whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Subscription Receipts are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Subscription Receipts and the Securities to be issued upon conversion or exchange of the Subscription Receipts;

• any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

• material Canadian and United States income tax consequences of owning or converting or exchanging the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts.

Description of Debt Securities

We may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into among the Company and a trustee.  To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").  A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part.  The following description sets forth certain general material terms and provisions of the Debt Securities and is not complete.  If we issue Debt Securities, we will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities.  Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities.  Prospective investors also should refer to the Indenture, as it may be supplemented by any supplemental indenture, for a complete description of all terms relating to the Debt Securities.  We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities.  We will also file the final Indenture, including any supplemental indenture, for any offering of Debt Securities on SEDAR.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur.  The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency.  Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company.  The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

• the title of the Debt Securities;

• any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

• the extent and the manner, if any, to which payment of principal, interest and premium, if any, on the Debt Securities will be subordinated to the prior payment of other liabilities and obligations;

• whether payment of principal, interest and premium, if any, on the Debt Securities will be unsecured or secured by certain assets of the Company and any applicable guarantors;

• whether payment of the Debt Securities will be guaranteed by any other person;

• the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

• the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

• the place or places we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

• whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether an on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

• whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

• whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

• the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

• whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

• whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

• whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

• whether we will issue the Debt Securities as unregistered securities, registered securities or both;

• any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

• the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

• whether the holders of any series of Debt Securities have special rights if specified events occur;

• the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

• provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the Debt Securities at a discount below their stated principal amount.  We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit.  In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries.  In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company.  The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company.

Our Board of Directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company's other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series.  Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series.  We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee.  Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company.  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).  The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture.  Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities.  None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities.  If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee.  In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities.  Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series.  Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency we designate, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer.  Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days we specify.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount.  If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.  In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture.  Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form.  Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

• issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

• register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

• exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

• issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

To the extent the Indenture is governed by the Trust Indenture Act, we will file with the Trustee within 15 days after the Company files the same with the SEC, (i) copies of the annual reports containing audited financial statements and copies of quarterly reports containing unaudited financial statements and (ii) copies of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

If we are not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to file with the SEC and provide the Trustee:

• within 140 days after the end of each fiscal year, annual reports on Form 20-F, 40-F or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and

• within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed.

Events of Default

Unless specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

• the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;

• the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

• the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

• the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

• certain events involving the Company's bankruptcy, insolvency or reorganization; and

• any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series.  A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

• the entire principal and interest of the Debt Securities of the series; or

• if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement.  If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity.  If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

We will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults.  We will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

• the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

• the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

• the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture.  Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

• the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

• the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities.  These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

• an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

• an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

• a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

• no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

• the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

• other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more supplemental indentures (a "Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification.  However, without the consent of each holder affected, no such modification may:

• change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

• reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;

• reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

• change the place or currency of any payment;

• affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

• impair the right of the holders to institute a suit to enforce their rights to payment;

• adversely affect any conversion or exchange right related to a series of Debt Securities;

• reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

• reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture.  However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

• evidence its successor under the Indenture;

• add covenants of the Company or surrender any right or power of the Company for the benefit of holders;

• add events of default;

• provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

• establish the forms of the Debt Securities;

• appoint a successor trustee under the Indenture;

• add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

• cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

• change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise.  The Trustee and its affiliates will be permitted to engage in other transactions with the Company.  If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

We may issue Units comprised of one or more of the other Securities described in the Prospectus in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security.  The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

• the number of Units offered;

• the price or prices, if any, at which the Units will be issued;

• the currency at which the Units will be offered;

• the Securities comprising the Units;

• whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

• any minimum or maximum subscription amount;

• whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any material risk factors relating to such Units or the Securities comprising the Units;

• any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and

• any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

RISK FACTORS

Before making an investment decision to purchase any Securities, investors should carefully consider the information described in this Prospectus and the documents incorporated or deemed incorporated by reference herein, including the applicable Prospectus Supplement.  There are certain risks inherent in an investment in the Securities, including the factors described in the 2022 AIF and the 2022 Annual MD&A and any other risk factors described in a document incorporated or deemed incorporated by reference herein, which investors should carefully consider before investing.  Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.  Some of the factors described in the documents incorporated or deemed incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole.  Additionally, purchasers should consider the risk factors set forth below.

If any of the adverse effects set out below or in the risk factors described in the 2022 AIF, in the 2022 Annual MD&A, in another document incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company.  Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operations.  The Company cannot assure you that it will successfully address any or all of these risks.  There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the adverse effects set out below or in the risk factors in the 2022 AIF, in the 2022 Annual MD&A, in the other documents incorporated or deemed incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

In addition, we face the following risk factors in connection with future offerings of our Securities and risks in connection with our being a Canadian company:

Risks Related to Future Offerings

Use of Proceeds

While information regarding the use of proceeds from the sale the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of the net proceeds from an offering of Securities. Because of the number and variability of factors that will determine the use of such proceeds, the Company's ultimate use might vary substantially from its planned use. Purchasers of Securities may not agree with how the Company allocates or spends the proceeds from an offering of Securities. The Company may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our Securities, including the market value of the Common Shares, and that may increase our losses.

Return on Investment is not Guaranteed

There is no government or other guarantee that an investment in the Securities described herein will provide any positive return in the short term or long term. An investment in the Securities of the Company is speculative and involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the securities of the Company described herein is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

No Certainty of a Trading Market (other than for Common Shares)

There is currently no market through which the Securities (other than Common Shares) may be sold and purchasers of such Securities may not be able to resell such Securities purchased under a Prospectus Supplement to this Prospectus. Unless otherwise provided in such Prospectus Supplement, there can be no assurance that an active trading market will develop for such Securities after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. The public offering prices of the Securities may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering. See "Plan of Distribution".

Future Sales May Affect the Market Price of the Company Shares.

In order to finance future operations, the Company will need to raise funds through the issuance of either additional Common Shares or the issuance of debt instruments or other securities which may or may not be convertible into Common Shares.  The Company cannot predict the size of future issuances of Common Shares or the issuance of debt instruments or other securities convertible into Common Shares or the dilutive effect, if any, that future issuances and sales of the Company's securities will have on the market price of the Common Shares.  These sales may have an adverse impact on the market price of the Common Shares.

Multiple listings on the TSX, NYSE American and LSE may lead to an inefficient market in the Company's shares.

Multiple listing of the Common Shares will result in differences in liquidity, settlement and clearing systems, trading currencies, prices and transaction costs between the exchanges where the Common Shares will be quoted. These and other factors may hinder the transferability of the Common Shares between the three exchanges.

The Common Shares are quoted on TSX, NYSE American, and the LSE. Consequently, the trading in and liquidity of the Common Shares will be split between these three exchanges. The price of the Common Shares may fluctuate and may at any time be different on the TSX, the NYSE American and the LSE. This could adversely affect the trading of the Common Shares on these exchanges and increase their price volatility and/or adversely affect the price and liquidity of the Common Shares on these exchanges. The Common Shares are quoted and traded in Canadian Dollars on the TSX, in US Dollars on the NYSE American, and in pounds sterling on the LSE. The market price of the Common Shares on those exchanges may also differ due to exchange rate fluctuations.

There is no assurance that we will pay dividends in the future.

We have not paid any dividends on our Common Shares to date.  Payment of any future dividends, if any, will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition, and current and anticipated cash needs.  Accordingly, there is no assurance that we will pay any future dividends on our Common Shares.

Risks Related to the Company being a Canadian Company

The Company is a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

We are organized and exist under the laws of British Columbia, Canada and, accordingly, are governed by the BCBCA.  The BCBCA differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders' suits, indemnification of directors and inspection of corporation records.

The Company is a foreign private issuer within the meaning of the rules under the Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because we are a "foreign private issuer" under the U.S. Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

  the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

  the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year.  We do not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements.  For so long as we choose to only comply with foreign private issuer requirements, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.  As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a "U.S. person" (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

Certain legal matters relating to the Securities offered by this Prospectus will be passed upon for us by McMillan LLP, Vancouver, B.C.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia and Toronto, Ontario.

EXEMPTION FROM FRENCH LANGUAGE TRANSLATION

Pursuant to a decision of the Autorité des Marchés Financiers dated March 30, 2023, the Company was granted an exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market distribution" (a distribution of Common Shares by sale to known or anonymous purchasers through a recognized stock exchange). The exemption was granted subject to the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market distribution") be translated into French if the Company directly offers Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market distribution".

INTEREST OF EXPERTS

The following are the names of each person or company who has prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company:

  McMillan LLP, with respect to certain legal matters related to this Prospectus;

  KPMG LLP, Chartered Professional Accountants, as the external auditor of the Company who reported on the Company's audited financial statements for the years ended December 31, 2022 and 2021, as filed on SEDAR and incorporated into this Prospectus by reference;

  Richard Tremblay, P. Eng., MBA, Senior Vice President Operations, Qualified Person for the Company, as defined by NI 43-101, with respect to the following technical report referred to in our 2022 AIF and in this Prospectus:

    “NI 43-101 Technical Report Florence Copper Project, Pinal County, Arizona” dated March 30, 2023 which has an effective date of March 15, 2023.

  Robert Rotzinger, P. Eng., Vice President Capital Projects, Qualified Person for the Company, as defined by NI 43-101, with respect to the following technical report referred to in our 2022 AIF and in this Prospectus:

    “NI 43-101 Technical Report Florence Copper Project, Pinal County, Arizona” dated March 30, 2023 which has an effective date of March 15, 2023.

  Richard Weymark, P. Eng., MBA, Vice President Engineering, Qualified Person for the Company, as defined by NI 43-101, with respect to the following technical reports referred to in our 2022 AIF and in this Prospectus:

    "Technical Report on the Mineral Reserve Update at the Gibraltar Mine" dated March 30, 2022;

    "Technical Report on the Mineral Reserve Update at the Yellowhead Copper Project, British Columbia, Canada" dated January 16, 2020; and

  “NI 43-101 Technical Report Florence Copper Project, Pinal County, Arizona” dated March 30, 2023 which has an effective date of March 15, 2023.

With respect to each of the aforementioned firms or persons other than KPMG LLP, to our knowledge, each of such firms or persons holds less than 1% of the outstanding securities of the Company or of any associate or affiliate of the Company when they prepared the reports referred to above or following the preparation of such reports.  None of such firms or persons received any direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the preparation of such reports.  Based on information provided by the relevant persons and with the exceptions of Richard Tremblay, Richard Weymark, and Robert Rotzinger, who are employees of the Company, none of such firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.

KPMG LLP are the auditors of the Company and have confirmed with respect to the Company, that they are independent within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they are independent accountants with respect to the Company under all relevant US professional and regulatory standards.

ENFORCEABILITY OF CIVIL LIABILITIES BY U.S. INVESTORS

The Company is a corporation existing under the Business Corporations Act (British Columbia).  All but two of our directors, all of our officers, and all of the experts named in the Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a majority of our assets, are located outside the United States.  We have appointed an agent for service of process in the United States, but it may be difficult for holders of the Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States.  It may also be difficult for holders of the Securities who reside in the United States to realize upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

We have been advised by our Canadian legal counsel, McMillan LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes.  We have also been advised by McMillan LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We have filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed our subsidiary Florence Copper LLC as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of, related to, or concerning the offering of the Securities under the Prospectus.

CONTRACTUAL RIGHTS OF RESCISSION

In addition to statutory rights of withdrawal and rescission, original purchasers of warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus.  This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces and territories the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Taseko Mines Limited

Taseko Mines Limited (the "Registrant") is subject to the provisions of the Business Corporations Act (British Columbia) (the "BCBCA").

Under Section 160 of the BCBCA, an individual who:

  is or was a director or officer of the Registrant,

  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an "eligible penalty") in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding ("eligible proceeding") to which the eligible party is or may be liable.  Section 160 of the BCBCA also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the BCBCA, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party's expenses, despite Sections 160 to 163 of the BCBCA.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses.  As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the BCBCA.

Under the articles of the Registrant, subject to the provisions of the BCBCA, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant's articles. The failure of a director or officer of the Registrant to comply with the BCBCA or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant's articles.

Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the U.S. Securities Act, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Indemnification for Liabilities under the U.S. Securities Act

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Annual information form of the Registrant for the year ended December 31, 2022, dated as at March 31, 2023 and filed on March 31 2023 (incorporated by reference to Exhibit 99.1 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2022 filed on March 31, 2023)

4.2	Consolidated financial statements of the Registrant for the fiscal years ended December 31, 2022 and 2021 comprised of the consolidated balance sheets as at December 31, 2022 and 2021 and the consolidated statements of comprehensive income (loss), cash flows and changes in equity for the years then ended, and the notes thereto and the reports of the Company's independent registered public accounting firm thereon and on the effectiveness of the Company's internal control over financial reporting as of December 31, 2022 (incorporated by reference to Exhibit 99.2 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2022 filed on March 31, 2023)

4.3	Management's discussion and analysis of the Registrant for the year ended December 31, 2022 (incorporated by reference to Exhibit 99.3 of the Company's Annual Report on Form 40-F for the fiscal year ended December 31, 2022 filed on March 31, 2023)

4.4	Management information circular and notice of meeting of the Registrant dated April 28, 2022 distributed in connection with the annual meeting of shareholders held on June 9, 2022 (filed as Exhibit 99.5 to our current report on Form 6-K furnished to the SEC on April 5, 2023)

4.5	Material change report of the Registrant dated March 3, 2023 (filed as Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on April 5, 2023)

5.1	Consent of KPMG LLP(2)

5.2	Consent of Richard Weymark, P.Eng. MBA(1)

5.3	Consent of Richard Tremblay, P. Eng., MBA (1)

5.4	Consent of Robert Rotzinger, P. Eng. (1)

6.1	Powers of Attorney (included on the signature page in Part III of this Amendment No. 1 to Registration Statement on Form F-10)

7.1	Form of Trust Indenture(1)

107	Filing Fee Table(1)

(1) Previously filed as an exhibit to the initial Registration Statement on Form F-10 filed on April 5, 2023.

(2) Filed as an exhibit to this Amendment No. 1 to Registration Statement on Form F-10.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrants have filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the Registrants' agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-10 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on this 20th day of April, 2023.

TASEKO MINES LIMITED

By:	/s/ Stuart McDonald
Name: Stuart McDonald
Title: Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY WITH RESPECT TO
TASEKO MINES LIMITED

Each person whose signature appears below hereby constitutes and appoints Stuart McDonald and Bryce Hamming, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place, stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 20th day of April, 2023.

Signature	Title

/s/ Stuart McDonald	Chief Executive Officer and Director (Principal Executive Officer)
Stuart McDonald

/s/ Bryce Hamming	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Bryce Hamming

/s/ Ronald W. Thiessen	Director and Chairman
Ronald W. Thiessen

/s/ Russell Hallbauer	Director
Russell Hallbauer

/s/ Anu Dhir	Director
Anu Dhir

/s/ Rita Maguire	Director
Rita Maguire

/s/ Robert A. Dickinson	Director
Robert A. Dickinson

/s/ Peter Mitchell	Director
Peter Mitchell

/s/ Kenneth Pickering	Director
Kenneth Pickering

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrants in the United States, on this 20th day of April, 2023.

Florence Copper LLC

By:	/s/ Bryce Hamming
Name:	Bryce Hamming
Title:	Treasurer